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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated January 28, 1998, included on pages F-2 and S-1 of the 1997 Annual Report to Shareholders on Form 10-K of UroCor, Inc., into the previously filed Registration Statement on Form S-8 (File No. 333-16075) of UroCor, Inc.

                                          ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
January 28, 1998